Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned are the Chief Executive Officer and the Chief Financial Officer of First Interstate BancSystem, Inc. (the “Registrant”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2006.
We certify that such Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
This Certification is executed as of May 5, 2006.

/s/ LYLE R. KNIGHT

Lyle R. Knight
President and Chief Executive Officer

/s/ TERRILL R. MOORE

Terrill R. Moore
Executive Vice President and
Chief Financial Officer

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